POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Timothy R. Harvey, Roberta A. Neuschel, and Timothy T. Tevens, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, to sign any and all Statements of Changes of Beneficial Ownership of Securities on Form 4 and amendments thereto, Annual Statements of Beneficial Ownership of Securities on Form 5 and amendments thereto, or any other documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to all intents and purposes and as fully as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof. Dated: January 30, 2007


                                        /S/ Nicholas T. Pinchuk
                                        ---------------------------
                                        NICHOLAS T. PINCHUK




STATE OF WISCONSIN      )
COUNTY OF KENOSHA       ) ss:

On this 30th day of January, 2007, before me personally came Nicholas T. Pinchuk, known to me to be the person described in and who executed the within instrument and he duly acknowledged to me that he executed the same.


                                        /S/ Shelly J. Lange
                                        ------------------------
                                        SHELLY J. LANGE